Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Canaan Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary share, par value US$ 0.00000005 per share(1)	457(r)	(2)	(3)	(3)	—	$—
	Equity	Preferred share, par value US$ 0.00000005 per share	457(r)	(2)	(3)	(3)	—	$—
	Others	Debt Security		(2)	(3)	(3)	—	$—
	Others	Warrants	457(r)	(2)	(3)	(3)	—	$—
	Others	Subscription Rights Units	457(r)	(2)	(3)	(3)	—	$—
	Unallocated (Universal) Shelf	(2)	457(o)	$300,000,000	—	$300,000,000	0.00014760	$44,280
	Total Offering Amount/Registration Fee					$300,000,000		$44,280
	Total Fees Previously Paid							—
	Total Fee Offsets							$65,868.72
	Net Fees Due							—

(1)	American depositary shares issuable upon deposit of class A ordinary shares registered hereby have been registered under a separate registration statement on Form F–6 (Registration No. 333–234194). Each American depositary share represents fifteen Class A ordinary shares.
(2)	There is being registered hereunder an indeterminate number of shares of (a) Class A Ordinary Shares, (b) preferred shares, (c) warrants, (d) debt securities, (e) subscription rights units, consisting of some or all of these securities in any combination, as shall have an aggregate initial offering price not to exceed US$300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Canaan Inc.	F-3/ASR	333-255470	April 19, 2021	N/A	$65,868.72(1)	N/A	N/A	N/A	$597,719,805	N/A
Fee Offset Sources	Canaan Inc.	424(b)(5)	333-255470	N/A	November 25, 2022	N/A	Equity	Class A ordinary share, par value US$ 0.00000005 per share	N/A	N/A	US$82,650,00

(1)	The registrant previously registered $750,000,000 Class A ordinary shares, par value US$ 0.00000005 per shar, by means of a 424(b)(5) prospectus supplement dated November 25, 2022 (the “2022 Prospectus Supplement”), pursuant to a Registration Statement on Form F-3/ASR (Registration No. 333-255470), filed with the Securities and Exchange Commission on April 19, 2021. In connection with the filing of the 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of US$82,650,00.

Pursuant to Rule 457(p) under the Securities Act, registration fees of US$65,868.72 that have already been paid and remain unused with respect to the $597,719,805 Class A ordinary shares that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this Form F-3, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder.